UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Selection of Directors; Appointment of Certain Officers; Compensating Arrangements of Certain Officers

On September 15, 2017, the stockholders of Ritter Pharmaceuticals, Inc. (the “Company”) approved an amendment to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) at the special meeting of stockholders of the Company (the “Special Meeting”). The amendment to the 2015 Plan (the “Plan Amendment”) had been previously approved by the Board of Directors (the “Board”) of the Company on July 24, 2017, subject to stockholder approval of the Certificate of Amendment (as defined below) and the Plan Amendment.

The Plan Amendment provides for the following changes to the 2015 Plan: (a) an increase in the number of shares that the Company may issue pursuant to awards under the 2015 Plan by 25,858,711 shares to an aggregate of (i) 27,500,000 shares plus (ii) any shares that were available for grant under the 2008 Stock Plan and the 2009 Stock Plan (collectively, the “Prior Plans”) on the effective date of the 2015 Plan or were subject to awards under the Prior Plans which, after the effective date of the 2015 Plan, were or are forfeited or lapse unexercised or were or are settled in cash and are not issued under the Prior Plans; (b) an increase in the number of shares that may be issued under the 2015 Plan pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, by 25,858,711 shares to 27,500,000 shares; and (c) an increase in the maximum aggregate number of shares with respect to one or more stock awards that may be granted to any one person during a calendar year from 300,000 shares to 3,000,000 shares.

The foregoing description of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment, which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference in this Item 5.02.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2017, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) at the Special Meeting to increase the total number of authorized shares of common stock from 25,000,000 shares to 225,000,000 shares and the authorized shares of preferred stock from 5,000,000 shares to 15,000,000 shares. The Certificate of Amendment had been previously approved by the Board on July 24, 2017, subject to stockholder approval. The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on September 15, 2017 and became effective immediately.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1, and the terms of which are incorporated by reference in this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the three proposals submitted to a vote of the Company’s stockholders at the Special Meeting on September 15, 2017.

Proposal 1—Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

The Certificate of Amendment was approved by the following vote:

For:	7,470,365
Against:	845,467
Abstained:	195,967
Broker Non-Votes:	—

Proposal 2—Approval of the Amendment to the 2015 Equity Incentive Plan

The Plan Amendment was approved by the following vote:

For:	7,100,348
Against:	1,161,903
Abstained:	249,548
Broker Non-Votes:	—

Proposal 3—Adjournment of the Special Meeting, if necessary, to Solicit Additional Proxies for Proposal 1

Proposal 3 was approved by the following vote:

For:	7,578,137
Against:	662,867
Abstained:	270,795
Broker Non-Votes:	—

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
10.1	Amendment to 2015 Equity Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

	By:	/s/ Michael D. Step
	Name:	Michael D. Step
	Title:	Chief Executive Officer

Date: September 15, 2017

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
10.1	Amendment to 2015 Equity Incentive Plan